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                          [TANNER & COMPANY LETTERHEAD]

                                                                        [LOGO]


                                                        December 24, 1996



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549



RE:   Commodore Applied Technologies, Inc.
      File Ref. No. 1-11871


        We were previously the principal accountant for Commodore Applied Technologies, Inc. and under the date of January 19, 1996 except for notes
1, 2, 3, 7, 8, and 12, which are dated April 8, 1996 and except for note 13, which is dated June 24, 1996, we reported on the consolidated financial statements of Commodore Applied Technologies, Inc. and subsidiaries as of and for the years ended December 31, 1995 and 1994. On December 11, 1996, our appointment as principal accountant was terminated. We have read Commodore Applied Technologies, Inc.'s statements included under Item 4 of its Form 8-K dated December 11, 1996 and we agree with such statements.

                                        Sincerely,



                                        /s/ Tanner & Co.